Exhibit (j)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information and to the incorporation by reference of our report dated December 22, 2020, in the Registration Statement (Form N-1A) of Direxion Shares ETF Trust for the year ended October 31, 2020, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 290 under the Securities Act of 1933 (Registration No. 333-150525).

/s/Ernst & Young LLP

Minneapolis, MN

February 25, 2021